UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2023

Evolve Transition Infrastructure LP
(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1360 Post Oak Blvd, Suite 2400
Houston, TX	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	SNMP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, SN Catarina, LLC, a Delaware limited liability company (“SN Catarina”), and Catarina Midstream LLC, a Delaware limited liability company (“Catarina Midstream”) and wholly owned subsidiary of Evolve Transition Infrastructure LP, a Delaware limited partnership (the “Partnership”), entered into that certain Amended and Restated Firm Gathering and Processing Agreement, dated as of May 27, 2022 (as amended, the “A&R Gathering Agreement”).

On May 23, 2023, each of TCM Acquirer I OpCo, LLC, a Delaware limited liability company (“TCM”), SN Catarina and Catarina Midstream executed and delivered that certain Assignment, Assumption and Consent Agreement (the “Assignment Agreement”). Pursuant to the Assignment Agreement, Catarina Midstream consented to the assignment by SN Catarina to TCM of all of SN Catarina’s right, title, and interest in, and obligations and duties under, the A&R Gathering Agreement, with effect from and after August 1, 2022. Among other things, Catarina Midstream, SN Catarina and TCM agreed, pursuant to the Assignment Agreement, that all amounts owed under the A&R Gathering Agreement, including any amounts for prior-period adjustments and late payments, between SN Catarina and Catarina Midstream have been netted and paid through the month of November 2022.

The foregoing description of the Assignment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Assignment Agreement, a copy of which will be filed by the Partnership with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLVE TRANSITION INFRASTRUCTURE LP
	By:	Evolve Transition Infrastructure GP LLC, its general partner

Date: May 30, 2023	By:	/s/ Charles C. Ward
Charles C. Ward
Interim Chief Executive Officer, Chief Financial Officer and Secretary